UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

 _________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 16, 2016 (November 3, 2016)

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ALPHA-EN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-12885	95-4622429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 White Plains Road, Suite 425, Tarrytown, New York 10591
(Address of Principal Executive Offices)

(914) 418-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On November 3, 2016, the Board of Directors (the “Board”) of Alpha-En Corporation (the “Company”) elected Jim Kilman to the Company’s Board as a director, to be effective beginning on November 3, 2016. Mr. Kilman’s term as a director will expire at the Company’s 2017 Annual Meeting of Stockholders. In connection with his election as a director of the Company, Mr. Kilman is expected to be appointed to the audit and compensation committees of the Board.

There are no arrangements or understandings between Mr. Kilman and any other persons pursuant to which Mr. Kilman was selected as a director.

On June 3, 2016 the Company entered into a private placement offering with Mr. Kilman and sold him 100,000 shares of common stock and 250,000 warrants for $250,000. The warrants have a five year term and an exercise price of $3.79 per share. On November 1, 2016 the Company entered into an additional private placement offering with Mr. Kilman and sold him 100,000 shares of common stock and 250,000 warrants for $100,000. The warrants have a 5 year term and an exercise price of $1.16 per share. In connection with the second private placement Mr. Kilman also received an additional 100,000 shares of common stock pursuant to certain anti-dilution protections provided to him in connection with the June 3, 2016 private placement. There have been no other transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Kilman, or any member of his immediate family, has a direct or indirect material interest.

Mr. Kilman will be entitled to receive the same compensation for service as directors as is provided to other non-employee directors of the Company (on a prorated basis for 2016).

Mr. Kilman is Chief Executive Officer of Scarborough, NY-based KielStrand Capital, a family office merchant bank that makes and manages investments, provides advisory services and engages in philanthropic activities. He retired earlier this year as Vice Chairman of Investment Banking at Morgan Stanley, having spent a total of 32 years in senior investment banking roles, including at Goldman Sachs, ABN AMRO and PaineWebber. Mr. Kilman also serves on the boards of directors of Berwyn, PA-based Modular Space Corporation, and Lebenthal Holdings LLC. He serves on the Board of the Hudson Valley Shakespeare Festival in Cold Spring, NY, and on the Finance and Investments Committee of the Jacob Burns Film Center in Pleasantville, NY. Mr. Kilman holds an MA and a BA in Economics from Yale University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA-EN CORPORATION
(Registrant)

Date: November 16, 2016	By:	/s/ Jerome I. Feldman
	Name: Title:	Jerome I. Feldman Executive Chairman, Chief Financial Officer and Treasurer